UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2014, STAG Industrial Management, LLC, the Delaware limited liability company wholly owned by STAG Industrial Operating Partnership, L.P., the operating partnership for STAG Industrial, Inc., a Maryland corporation (the “Company”), and Gregory W. Sullivan, the former Chief Financial Officer, Executive Vice President and Treasurer of the Company, executed a consulting agreement (“Consulting Agreement”) that provides for Mr. Sullivan to serve as a Senior Financial Advisor to the Company until April 21, 2015.  Pursuant to the terms of the Consulting Agreement, in exchange for his provision of financial advisory services, Mr. Sullivan is expected to receive the following, provided certain conditions are met:

•                  a monthly consulting fee through April 20, 2015, at an annual rate equal to his current base salary;

•                  eligibility to receive a cash bonus in January 2015 as determined by the Company’s Compensation Committee in accordance with the bonus criteria applied to the Company’s other officers, as if Mr. Sullivan had remained an employee of the Company throughout 2014 ;

•                  continuation of health insurance premium reimbursement and continuation of dental,  disability and life insurance benefits until April 20, 2015;

•                  continued vesting of LTIP units according to the applicable LTIP Unit Agreement; provided, however, certain outstanding LTIP units will vest as of April 21, 2014 and all outstanding LTIP units will vest as of April 20, 2015; and

•                  eligibility to receive his full award payment under the Amended and Restated 2011 Outperformance Program (“OPP”) in September 2014, subject to the Company’s performance satisfying the criteria for payment pursuant to the terms of the OPP.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 5.02 by reference.

As previously disclosed, the Company has engaged an executive search firm to undertake a search for a successor Chief Financial Officer.  During this transition period, William Crooker, the Company’s current Chief Accounting Officer, will serve as the Company’s principal financial officer and principal accounting officer beginning April 21, 2014.

Mr. Crooker, 34, has served as the Company’s Chief Accounting Officer since April 2011.  Prior to the formation of the Company, Mr. Crooker served as the Chief Accounting Officer for the Company’s predecessor, STAG Capital Partners, LLC from 2010 to 2011, where he was responsible for the company’s accounting, tax, and financial reporting.  From 2002 to 2010, Mr. Crooker worked for KPMG LLP in its real estate practice focusing primarily on publicly traded real estate investment trusts.  He held various positions with KPMG LLP, including most recently as senior manager.  Mr. Crooker is a certified public accountant and received his Bachelor of Science degree in accounting from Bentley University.

The Company will enter into an indemnification agreement with Mr. Crooker effective as of April 21, 2014 that will require indemnification to the maximum extent permitted by Maryland law. The terms of his indemnification agreement will be substantially similar to the terms of the indemnification agreements between the Company and its executive officers, a form of which has been filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-11/A filed with the Securities and Exchange Commission on February 16, 2011 and is incorporated in this Item 5.02 by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement dated as of April 21, 2014 by and between STAG Industrial Management, LLC and Gregory W. Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated: April 24, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement dated as of April 21, 2014 by and between STAG Industrial Management, LLC and Gregory W. Sullivan.